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                                                                    EXHIBIT 23.1

[Company Logo of PricewaterhouseCoopers]

                                               PricewaterhouseCoopers
                                               33rd Floor Cheung Kong Center
                                               2 Queen's Road Central
                                               Hong Kong
                                               Telephone (852) 2289 8888
                                               Facimile (852) 2810 9888

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our reports dated August 17, 2004 relating to the financial statements of Hutchison Telecommunications International Limited, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts", "Summary Combined Financial Data" and "Selected Combined Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers
--------------------------

PricewaterhouseCoopers
Hong Kong
September 3, 2004